Exhibit 4.1

Execution Version

SIXTH AMENDMENT dated as of August 14, 2017 (this “Amendment”) to the Credit Agreement (as defined below) among GCI Holdings, Inc. (the “Borrower”), the Additional Refinancing Lenders party hereto (the “New Term B Lenders”) and Credit Agricole Corporate and Investment Bank, as Administrative Agent (the “Administrative Agent”).
RECITALS
A.     The Borrower, Parent, the Subsidiary Guarantors, the Lenders party thereto from time to time and the Administrative Agent are party to that certain Fourth Amended and Restated Credit and Guarantee Agreement dated as of February 2, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.     The Credit Agreement permits the Borrower to obtain Credit Agreement Refinancing Debt from any Additional Refinancing Lender in respect of all or any portion of the Term B Loans outstanding under the Credit Agreement in the form of Refinancing Term Loans and Refinancing Term Commitments pursuant to a Refinancing Amendment.
C.    On the Sixth Amendment Effective Date (as defined below), the Borrower intends to (i) incur Refinancing Term Loans pursuant to Section 2.14 of the Credit Agreement in an aggregate principal amount of $243,812,500.00 (the “New Term B Loans”) and (ii) use the proceeds of the New Term B Loans (and, at the election of the Borrower, cash on hand) to repay all Term B Loans outstanding immediately prior to the Sixth Amendment Effective Date (the “Existing Term B Loans”) and accrued interest thereon and to pay fees and expenses incurred in connection with the foregoing.
D.    Subject to the terms and conditions set forth herein, each New Term B Lender (each such Person who is holding Existing Term B Loans immediately prior to the effectiveness of this Amendment, a “Continuing Term B Lender”; each such Person who is not a Continuing Term B Lender, an “Additional Term B Lender”) has agreed to provide a commitment (the “New Term B Commitment”) in the amount set forth on Exhibit A hereto either, in the case of Continuing Term B Lenders, to convert all (or such lesser amount equal to its New Term B Commitment) of its Existing Term B Loans into New Term B Loans (such converted Term B Loans, the “Converted Term B Loans”; and any such conversion of Existing Term B Loans into New Term B Loans being referred to herein as a “Term B Conversion”) or, in the case of Additional Term B Lenders and Continuing Term B Lenders with New Term B Commitments exceeding the amount of their Converted Term B Loans, to fund a New Term B Loan in the amount of its New Term B Commitment less (if applicable) its Converted Term B Loans. Any Lender holding Existing Term B Loans immediately prior to the effectiveness of this Amendment that is not a New Term B Lender is referred to herein as an “Exiting Term B Lender.” In the event that any Lender is a Continuing Term B Lender but has a New Term B Commitment in an amount less than the amount of its Existing Term B Loans, such Lender shall be considered an Exiting Term B Lender with respect to the difference between the amount of its Existing Term B Loans and the allocated amount of its New Term B Loans.
E.     In order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein. This Amendment is a Refinancing Amendment contemplated by Section 2.14 of the Credit Agreement to provide for the New Term

B Loans, is subject to the approval of the Borrower, the Administrative Agent and the New Term B Lenders, and will become effective only on the Sixth Amendment Effective Date.
F.    SunTrust Robinson Humphrey, Inc. is acting as lead arranger and lead bookrunner for this Amendment (the “Sixth Amendment Lead Arranger and Lead Bookrunner”), and each of Credit Agricole Corporate and Investment Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and TD Securities (USA) LLC is acting as a joint arranger and joint bookrunner for this Amendment (together with the Sixth Amendment Lead Arranger and Lead Bookrunner, the “Sixth Amendment Joint Arrangers and Joint Bookrunners”).
AGREEMENTS
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the New Term B Lenders and the Administrative Agent hereby agree as follows:
ARTICLE I.

Refinancing Amendment

SECTION 1.01.    Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.3 of the Credit Agreement also apply to this Amendment.

SECTION 1.02.    New Term B Commitments.

(a)Subject to the terms and conditions set forth herein, on the Sixth Amendment Effective Date, each Additional Term B Lender agrees to fund a New Term B Loan in a principal amount equal to such Additional Term B Lender’s New Term B Commitment set forth on Exhibit A hereto, and each Continuing Term B Lender with a New Term B Commitment exceeding the amount of its Converted Term B Loans agrees to fund a New Term B Loan in a principal amount equal to such excess.

(b)Subject to the terms and conditions set forth herein, on the Sixth Amendment Effective Date, each Continuing Term B Lender agrees to convert all (or such lesser amount equal to its New Term B Commitment) of its Existing Term B Loans into Converted Term B Loans. Without limiting the generality of the foregoing, each Continuing Term B Lender shall have a commitment to acquire by Term B Conversion Converted Term B Loans in the amount of Existing Term B Loans then held by such Continuing Term B Lender (or such lesser amount equal to its New Term B Commitment). Each party hereto acknowledges and agrees that notwithstanding any such Term B Conversion, each such Continuing Term B Lender shall be entitled to receive payment on the Sixth Amendment Effective Date of the unpaid fees and interest accrued to such date with respect to all of its Existing Term B Loans.

(c)Each New Term B Lender, by delivering its signature page to this Amendment and funding, or converting its Existing Term B Loans into, New Term B Loans on the Sixth Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the Sixth Amendment Effective Date. The commitments of the New Term B Lenders are several, and no New Term B Lender shall be responsible for any other New Term B Lender’s failure to make New Term B Loans.

(d)Subject to the terms and conditions set forth herein, pursuant to Section 2.14 of the Credit Agreement, effective as of the Sixth Amendment Effective Date, for all purposes of the Loan Documents, except as the context shall otherwise require, (i) the New Term B Commitments shall constitute “Term B Loan Commitments” and “Commitments,” (ii) the New Term B Loans shall constitute “Term B Loans,” “Loans” and “Term Loans” and (iii) each New Term B Lender shall constitute a “Term B Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Term B Loan Commitment (or, following the making of a New Term B Loan, a Term B Loan). For the avoidance of doubt, the New Term B Loans constitute a Class of Refinancing Term Loans under the Credit Agreement in existence prior to the Sixth Amendment Effective Date, but the Credit Agreement is being amended hereby to use the term “Term B Loans” to refer to such Loans instead of the term “Refinancing Term Loans.”

(e)The Existing Term B Loans (or applicable portion thereof in the case of an Exiting Term B Lender that is also a Continuing Term B Lender) of each Exiting Term B Lender shall, immediately upon the effectiveness of this Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including funding losses payable to any Exiting Term B Lenders pursuant to Section 3.6 of the Credit Agreement)) with the proceeds of the New Term B Loans and other funds available to the Borrower. The Borrower shall, on the Sixth Amendment Effective Date, pay to the Administrative Agent, for the accounts of the Persons that are Term B Lenders immediately prior to the Sixth Amendment Effective Date, all interest, fees and other amounts accrued to the Sixth Amendment Effective Date with respect to the Existing Term B Loans, whether or not such Existing Term B Loans are converted pursuant to Section 1.02(b) of this Amendment.

(f)Each New Term B Lender (including each Continuing Term B Lender) waives (i) any right to compensation for losses, expenses or liabilities incurred by such Lender to which it may otherwise have been entitled pursuant to Section 3.6 of the Credit Agreement in respect of the transactions contemplated hereby and (ii) solely in respect of the prepayment of Existing Term B Loans and the making of (or conversion into) New Term B Loans, as contemplated hereby, compliance with the requirements set forth in (A) Section 2.7(g) of the Credit Agreement that the Borrower give prior notice of a voluntary prepayment of Loans and (B) Section 2.3 of the Credit Agreement that the Borrower deliver a Borrowing Request within the time periods specified therein.

(g)Each New Term B Lender (x) represents and warrants to the Administrative Agent that (i) (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement in respect of its New Term B Loans, and (B) neither its execution and delivery of this Amendment nor the consummation of the transactions contemplated hereby conflict with such New Term B Lender’s organizational documents or material contracts or with any applicable law, (ii) from and after the Sixth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its New Term B Loans, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make the resulting Term B Loan Commitment, (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and make the resulting Term B Loan Commitment and (v) if it is a Non-US Lender, it has provided any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Term B Lender; and (y) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and (iii) it hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

(h)The New Term B Commitments shall terminate after the making of the New Term B Loans on the Sixth Amendment Effective Date.

SECTION 1.03.     Conditions Precedent to Making of New Term B Loans. The obligation of each New Term B Lender to make New Term B Loans (including through conversion of Existing Term B Loans) on the Sixth Amendment Effective Date is subject to the satisfaction of the following conditions:

(i)Immediately before and after giving effect to, on, as of, and at the time of, the borrowing of the New Term B Loans and the repayment in full of the Existing Term B Loans, (a) the representations and warranties set forth in Section 2.01 hereof shall be true and correct in all material respects, (b) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects, (c) no Default shall or would exist, and (d) the Administrative Agent shall have received a certificate of the Parent dated the Sixth Amendment Effective Date to such effect, signed by a Responsible Officer of the Parent.

(ii)The Administrative Agent shall have received the following executed legal opinions: (a) the legal opinion of Sherman & Howard L.L.C., special counsel to the Loan Parties; (b) the legal opinion of Stoel Rives LLP, special Alaska counsel to the Loan Parties; and (c) the legal opinion of the Borrower by Mark Moderow, special internal Alaska regulatory counsel to the Loan Parties, and Christopher Nierman, special internal federal regulatory counsel to the Loan Parties, in each case, dated the Sixth Amendment Effective Date, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(iii)The Administrative Agent shall have received a certificate of each of the Loan Parties, dated the Sixth Amendment Effective Date, substantially in the form of Exhibit F of the Credit Agreement with appropriate insertions, executed by any Responsible Officer of each such Loan Party.

(iv)The Administrative Agent shall have received a certificate of the Parent, dated the Sixth Amendment Effective Date, executed by a Financial Officer of the Parent (a) certifying that no Material Adverse Effect has occurred, and no material adverse effect on the performance of the Borrower and the Subsidiaries, taken as a whole, has occurred, in either case since December 31, 2016, (b) either (1) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents executed in connection with this Amendment to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required and (c) certifying that the performance by each Loan Party of its obligations under each Loan Document to which it is a party does not (1) violate any applicable law, statute, rule or regulations or (2) conflict with, or result in a default or event of default under, any material agreement of any Loan Party, including, without limitation, any instrument or agreement (x) governing any debt or equity (or warrant or option with respect thereto) of Parent and its subsidiaries and (y) that would constitute a material contract of any Loan Party.

(v)The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the New Term B Lenders make the New Term B Loans to the Borrower on the Sixth Amendment Effective Date.

(vi)The Administrative Agent shall have received a solvency certificate signed by a Financial Officer on behalf of the Borrower dated the Sixth Amendment Effective Date substantially in the form of Exhibit H to the Credit Agreement.

(vii)The conditions to effectiveness of this Amendment set forth in Section 1.05 hereof (other than paragraph (b) thereof) shall have been satisfied.

(viii)Each Loan Party shall have entered into a reaffirmation agreement dated the Sixth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(ix)The Borrower shall have delivered to any New Term B Lender that requests its New Term B Loans be evidenced by a Note, a Note payable to such New Term B Lender.

(x)The Sixth Amendment Joint Arrangers and Joint Bookrunners and the Administrative Agent shall have received, at least two Business Days prior to the Sixth Amendment Effective Date, all documentation and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Sixth Amendment Effective Date and that the Administrative Agent or the Sixth Amendment Joint Arrangers and Joint Bookrunners have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, Title III of the USA PATRIOT Act.

SECTION 1.04.    Amendment of Credit Agreement. Effective as of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)    The following definitions are hereby added in the appropriate alphabetical order to Section 1.1 (or, to the extent applicable, are hereby amended and restated in their entirety):

“Sixth Amendment” means the Sixth Amendment to this Agreement dated as of August 14, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent.
“Sixth Amendment Joint Arrangers and Joint Bookrunners” means SunTrust Robinson Humphrey, Inc.,Credit Agricole Corporate and Investment Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and TD Securities (USA) LLC.
“Sixth Amendment Effective Date” has the meaning assigned thereto in the Sixth Amendment.

“Sixth Amendment Syndication Agent” means SunTrust Bank, in its capacity as syndication agent under the Sixth Amendment.
“Sixth Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of August 14, 2017, among the Loan Parties party thereto and the Administrative Agent.
(ii)    The definition of “ABR Floor” is hereby deleted in its entirety.

(iii)    The definition of “LIBO Floor” is hereby deleted in its entirety.

(iv)    Schedule 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety with respect to the Term B Loan Commitments and replaced with Exhibit A to this Amendment.

(v)    Clause (b) of the definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“With respect to Borrowings consisting of Term B Loans (1) in the case of Eurodollar Borrowings, 2.25% per annum, and (2) in the case of ABR Borrowings, 1.25% per annum.”
(vi)    The definition of “Effective Yield” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Effective Yield” means, as of any date of determination (a) with respect to the Term B Loans, the sum of (i) the LIBO Rate on such date for a deposit in Dollars with a maturity of one month, (ii) the Applicable Margin for Term B Eurodollar Borrowings, and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting and syndication fees and other fees payable in connection therewith that are not shared with and generally paid to Term B Lenders, and (b) with respect to any other Indebtedness, the sum of (i)(A) the fixed rate of interest therefor, or (B) if the rate of interest applicable thereto is not a fixed rate, the sum of (I) the higher of (x) any eurodollar base rate (or, if no eurodollar base rate, any other base rate then applicable) for the calculation of interest thereon, and (y) any floor on such base rate, and (II) any margin for the calculation of interest thereon based on the applicable base rate, and (ii) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting and syndication fees and other fees payable in connection therewith that are not shared with and generally paid to the lenders with respect to such Indebtedness.”

(vii)    The fourth sentence of Section 3.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 2.13(e), the Term B Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to (i) the Applicable Margin plus (ii) the Alternate Base Rate.”

(viii)    The fifth sentence of Section 3.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 2.13(e), the Term B Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) the Applicable Margin plus (ii) the LIBO Rate.”

(ix)    Each reference to “Arrangers, First Amendment Arranger, Third Amendment Co-Lead Arrangers (as defined in the Third Amendment) and Fourth Amendment Arranger” in the Credit Agreement (other than in the definition of “Arrangers” in Section 1.1 of the Credit Agreement) shall be replaced with a reference to “Arrangers, First Amendment Arranger, Third Amendment Co-Lead Arrangers (as defined in the Third Amendment), Fourth Amendment Arranger and Sixth Amendment Joint Arrangers and Joint Bookrunners.”

(x)    The definition of “Security Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Security Documents” means (a) the Security Agreement, (b) the Pledge Agreement, (c) the First Amendment Reaffirmation Agreement, (d) the Third Amendment Reaffirmation Agreement, (e) the Fourth Amendment Reaffirmation Agreement and the Sixth Amendment Reaffirmation Agreement and (f) each other security agreement, instrument or other document executed or delivered pursuant to this Agreement or any agreement referred to in clauses (a), (b), (c), (d), (e) or (f) above to secure any of the Obligations.”
(xi)    Each reference to “Syndication Agent, First Amendment Syndication Agent and Fourth Amendment Syndication Agent” in the Credit Agreement (other than in the definition of “Syndication Agent” in Section 1.1 of the Credit Agreement) shall be replaced with a reference to “Syndication Agent, First Amendment Syndication Agent and Fourth Amendment Syndication Agent and Sixth Amendment Syndication Agent.”

(xii)    The definition of “Term B Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Loan” means a Loan made (by conversion or funding) on the Sixth Amendment Effective Date pursuant to the Sixth Amendment.”
(xiii)    The definition of “Term B Loan Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make (by conversion or funding) a Term B Loan on the Sixth Amendment Effective Date in an aggregate outstanding amount not exceeding the amount of such Lender’s Term B Loan Commitment as set forth on Exhibit A to the Sixth Amendment. The amount of each Lender’s Term B Loan Commitment on the Sixth Amendment Effective Date is set forth on Exhibit A to the Sixth Amendment. The aggregate amount of the Term B Loan Commitment on the Sixth Amendment Effective Date is $243,812,500.00.”
(xiv)    The definition of “Term B Loan Repricing Transaction” set forth in Section 1.1 of the Credit Agreement is hereby amended to replace the reference to “Fourth Amendment Effective Date” therein with a reference to “Sixth Amendment Effective Date.”

(xv)    Section 2.1(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f)    “Amounts borrowed or deemed borrowed pursuant to the Sixth Amendment and repaid or prepaid in whole or in part may not be reborrowed.”
(xvi)    Section 2.6(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The unpaid principal amount of each Term B Loan shall be payable (1) in an amount equal to 0.25% of the original principal amount of such Term B Loan on the last Business Day of each March, June, September and December of each year, commencing on the first such date following the Sixth Amendment Effective Date, and (2) in full on the Term B Maturity Date.”
SECTION 1.05.    Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Sixth Amendment Effective Date”) on which the following conditions have been satisfied:

(a)    The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) each New Term B Lender and (iii) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b)    The conditions to the making of the New Term B Loans set forth in Section 1.03 hereof (other than clause (vii) thereof) shall have been satisfied.

(c)    The Borrower shall have obtained New Term B Commitments in an aggregate amount equal to $243,812,500.00. The Borrower shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.05 shall pay in full, (i) all of the Existing Term B Loans (giving effect to any conversion thereof), (ii) all accrued and unpaid fees and interest with respect to the Existing Term B Loans (including any such Existing Term B Loans that will be converted to New Term B Loans on the Sixth Amendment Effective Date) and (iii) to the extent invoiced, any amounts payable to the Persons that are Lenders with Existing Term B Loans (other than the New Term B Lenders) pursuant to Section 3.6 of the Credit Agreement, such payments to be made with the cash proceeds of the New Term B Loans to be made on the Sixth Amendment Effective Date and other funds available to the Borrower.

(d)    The Administrative Agent and the Sixth Amendment Joint Arrangers and Joint Bookrunners shall have received, in immediately available funds, payment or reimbursement of all fees, out-of-pocket costs and expenses, compensation and other amounts then due and payable in connection with this Amendment, including, in the case of the Administrative Agent and the Sixth Amendment Lead Arranger and Lead Bookrunner, to the extent invoiced at least one Business Day prior to the Sixth Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Sixth Amendment Lead Arranger and Lead Bookrunner.

The Administrative Agent shall notify the Borrower, the New Term B Lenders and the other Lenders of the Sixth Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the New Term B Lenders hereunder to make New Term B Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.03 and 1.05 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on August 14, 2017.
SECTION 1.06.    Loss of FATCA Grandfathering. Solely for purposes of the Foreign Account Tax Compliance Act (FATCA), (a) from and after the First Amendment Effective Date, the Borrower and the Administrative Agent have treated (and the Term B Lenders have authorized the Administrative Agent and Borrower to treat) the Existing Term B Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and (b) from the inception of the New Term B Loans, the Borrower and the Administrative Agent shall treat (and the New Term B Lenders authorize the Borrower and the Administrative Agent to treat) the New Term B Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 1.07.    Fungibility of New Term B Loans. The parties shall treat all of the New Term B Loans (whether issued for cash or in exchange for Existing Term B Loans) as one fungible tranche for U.S. federal income tax purposes.

ARTICLE II.

Miscellaneous

SECTION 2.01.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the New Term B Lenders and the Administrative Agent that, immediately before and after giving effect to, and at the time of, the borrowing of the New Term B Loans:

(a)    This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Sixth Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

(b)    The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment, true and correct in all material respects on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)    No Default shall or would exist.

SECTION 2.02.    Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)    On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a Refinancing Amendment entered into pursuant to Section 2.14 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.9 and 10.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page to this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.05    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.
GCI HOLDINGS, Inc.

By:    /s/ Peter Pounds
Name:     Peter J. Pounds
Title:     Chief Financial Officer

[Signature Page to Amendment]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By:    /s/ Tanya Crossley
Name:     Tanya Crossley
Title:     Managing Director

By:    /s/ Kestrina Budina
Name:     Kestrina Budina
Title:     Managing Director

[Signature Page to Amendment]

SUNTRUST BANK, as an Additional Term B Lender

By:    /s/ Todd Koetje
Name:     Todd Koetje
Title:    Managing Director

[Signature Page to Amendment]

Exhibit A

New Term B Loan Commitments

(On file with the Administrative Agent)